AMENDMENT EIGHT
TO
DATA SHARING AGREEMENT

This Amendment Eight ("**Amendment Eight**") to the Data Sharing Agreement, dated December 21, 2018, by and between General Motors Holdings LLC and its affiliates ("**GM**") and Wejo Limited ("**Wejo**"), as amended (the "**DSA**"), is entered into by and between GM and Wejo and is effective as of December 7, 2022 (the "**Amendment Eight Effective Date**"). Capitalized terms not defined in this Amendment Eight have the definitions provided in the DSA.

Background

Wejo has approached GM and requested, in addition to the Data currently licensed to Wejo under the DSA, a license to additional vehicle data elements relating to radio usage patterns in certain GM vehicles operating in the United States as further defined in Table 1-D of Exhibit 1 attached heret[redacted]Wejo proposes that such a license [redacted] allow Wejo to deliver additional licensing revenue to GM under the DSA.

Wejo and GM have agreed that Wejo will deliver at least [redacted]nue to GM under the DSA during calendar year 2023 (the "**2023 Revenue Commitment**") pursuant to Wejo's Revenue payment obligations under Section 4.a. of the DSA. For the avoidance of doubt, the Revenue associated with the 2023 Revenue Commitment is also a part of [redacted] forth in Section 4 of the DSA Exhibit 8 (the "**Monthly Revenue Target**").

[redacted] GM is willing to accept Wejo's proposal and license the [redacted] Wejo subject to the terms and conditions of this Amendment Eight.

Therefore, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, GM and Wejo agree to the following:

1. Section 2 of the DSA is deleted in its entirety and replaced with the following:

    2. Delivery of Data. After the Effective Date, GM shall deliver the Data to Wejo via a secured data exchange mechanism to be mutually agreed by the Parties. The Data shall be delivered in accordance with the Data Delivery Service Level and Credits, as set forth in Exhibit 8. Notwithstanding the foregoing or anything to the contrary in Exhibit 8, no [redacted]

2. Section 3(f) of the DSA is deleted in its entirety and replaced with the following:

f. In addition to the license limitations applicable to the Data, the following limitations [redacted]

3. Exhibit 1 is hereby deleted in its entirety and replaced with the attached Exhibit 1.

4. [redacted]

5. Wejo will meet or exceed the 2023 Revenue Commitment. If Wejo fails to meet the 2023 Revenue Commitment, the following remedies shall both apply in addition to any other rights or remedies available under the DSA or otherwise: [redacted]

6. [redacted]

7. Notwithstanding the foregoing and any other provision of the DSA as amended by this Amendment Eight, GM reserves all of GM's rights and remedies under the DSA, including GM's rights and remedies under Section 4.e of DSA Exhibit 8.

8. [redacted]

9. Except as expressly modified by this Amendment Eight, the DSA remains in full force and effect. This Amendment Eight, together with the DSA, constitute the entire agreement between GM and Wejo with respect to any and all prior oral or written discussions, representations, agreements or other communications relating in any way to the subject matter of the DSA and supersede all such discussions, representations, agreements or other communications.

10. This Amendment Eight may be executed electronically and in any number of counterparts, each of which when execute shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

11. This Amendment Eight shall be governed by the laws of the State of Delaware, without regard for the principles of conflicts of laws. Each Party irrevocably agrees that the US Federal Courts located in Delaware shall have exclusive jurisdiction and venue to settle any dispute or claim arising out of or in connection with this Amendment Eight or its subject matter or formation (including non-contractual disputes or claims).

12. Sections 13(d) "Confidentiality"), 17 ("No Publicity"), 18 ("Notices"), 20 ("Amendments"), 21 ("Costs"), 27 ("Waiver") and 28 ("Remedies") of the DSA shall apply to this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, GM and Wejo have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Eight Effective Date.

General Motors Holdings LLC	Wejo Limited
By: [signature]	By: DocuSigned by: [signature] 782D32295432405
Print Name: Alan Wexler	Print Name: Richard Barlow
Title: SVP	Title: Chief Executive Officer
Date: 12/9/2022	Date: 07 December 2022 | 7:32 AM PST

EXHIBIT 1

Data

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DocuSign Envelope ID: 57D5E310-479F-419B-BCAA-E58A43386E45

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